Exhibit 2.1

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                          MORTGAGE LOAN SALE AGREEMENT

                           Dated as of March 1, 1998

                                    between

                       MORTGAGE LENDERS NETWORK USA, INC.

                                       and

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

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                               TABLE OF CONTENTS

SECTION 1.   Sale and Purchase.................................................2
SECTION 2.   Pool Purchase Price...............................................2
SECTION 3.   Transfer of the Mortgage Loans....................................3
SECTION 4.   Representations and Warranties of the Seller......................5
SECTION 5.   Representations and Warranties of the Depositor...................8
SECTION 6.   Covenants of the Seller...........................................9
SECTION 7.   Repurchase Obligations...........................................10
SECTION 8.   Indemnification..................................................11
SECTION 9.   Conditions to Obligation of the Depositor........................12
SECTION 10.  Fees and Deposits................................................13
SECTION 11.  Mandatory Delivery; Grant of Security Interest...................13
SECTION 12.  Notices..........................................................14
SECTION 13.  Severability of Provisions.......................................14
SECTION 14.  GOVERNING LAW....................................................15
SECTION 15.  Agreement of the Seller..........................................15
SECTION 16.  Survival.........................................................15
SECTION 17.  Assignment; Third Party Beneficiaries............................15
SECTION 18.  Miscellaneous....................................................16

EXHIBITS

A. Bill of Sale..............................................................A-1
B. Mortgage Loans Representations and Warranties.............................B-1
C. Defined Terms.............................................................C-1
D. Special Power of Attorney.................................................D-1
E. Assignment of Mortgage Notes..............................................E-1


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                          MORTGAGE LOAN SALE AGREEMENT

      THIS MORTGAGE LOAN SALE AGREEMENT (this "Agreement"), made as of March 1, 1998, by and between Mortgage Lenders Network USA, Inc., a Delaware corporation ("MLN" or the "Seller"), and Prudential Securities Secured Financing Corporation, a Delaware corporation (the "Depositor"), recites and provides as follows:

                                    RECITALS

      1. Schedule I attached hereto (the "Mortgage Loan Schedule") and made a part hereof lists fixed-rate mortgage loans secured by first and second liens on real properties (the "Mortgage Loans"). The Mortgage Loans are currently owned by the Seller and the Seller desires to sell such Mortgage Loans to the Depositor.

      2. The Depositor desires to purchase the Mortgage Loans and intends immediately after its purchase to transfer the Mortgage Loans to Mortgage Lenders Network Home Equity Loan Trust 1998-1 (the "Issuer"), which will be formed pursuant to the terms of a deposit trust agreement (the "Trust Agreement"), dated as of March 1, 1998, by and between the Depositor, as depositor, and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Owner Trustee").

      3. The Issuer will in turn pledge the Mortgage Loans to Norwest Bank Minnesota, National Association, as trustee (the "Indenture Trustee"), under an indenture to be dated as of March 1, 1998 (the "Indenture"), by and between the Issuer and the Indenture Trustee, pursuant to which the Issuer's Asset Backed Notes, Series 1998-1 (the "Notes") will be issued.

      4. The Notes shall be sold pursuant to an underwriting agreement dated March 5, 1998 (the "Underwriting Agreement"), among Prudential Securities Incorporated ("Prudential"), as representative of Prudential and First Union Capital Markets, a division of Wheat First Securities Corp. ("First Union," and, together with Prudential, the "Underwriters"), and the Depositor, and will be offered publicly for sale by the Underwriters pursuant to a preliminary prospectus supplement dated March 2, 1998 (the "Preliminary Prospectus Supplement"), prospectus supplement dated March 5, 1998 (the "Prospectus Supplement"), and the related prospectus, dated June 10, 1997 (together with the Prospectus Supplement, the "Prospectus").

      5. The certificates of beneficial ownership of the Issuer (the "Trust Certificates") will be issued at the direction of the Depositor to MLN Capital Corporation I, a subsidiary of the Seller.

      6. Capitalized terms used and not defined herein shall have the meanings assigned to them in Exhibit C attached hereto or, if not defined therein, in the Indenture.

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                                   AGREEMENT

      NOW, THEREFORE, in consideration of the above premises, the mutual promises herein made and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. Sale and Purchase.

      (a) Subject to the terms and conditions of this Agreement, the Seller agrees to sell, and the Depositor agrees to purchase, on the date of the issuance of the Notes (the "Closing Date"), which is expected to be on or about March 13, 1998, Mortgage Loans having an aggregate principal balance as of the close of business on March 1, 1998 or, in the case of those Mortgage Loans which were funded after March 1, 1998 but before the Closing Date, as of their respective origination dates, of approximately $120,000,000 The "Cut-off Date" with respect to any Mortgage Loan will be the later of (i) March 1, 1998 or (ii) the date such Mortgage Loan was funded by the Seller (which date will have occurred prior to the Closing Date).

      (b) The Seller has prepared the schedule attached hereto as Schedule I identifying all of the Mortgage Loans to be purchased by the Depositor on the Closing Date and describing such Mortgage Loans. The Seller shall, with the Depositor's consent, amend or modify Schedule I on or prior to the Closing Date if necessary to reflect the inclusion of additional Mortgage Loans and the withdrawal of certain of the Mortgage Loans currently listed on the attached
Schedule I. Schedule I, as so amended or modified (the "Mortgage Loan Schedule"), shall conform to the requirements of the Depositor as set forth in this Agreement and shall be used as the definitive mortgage loan schedule attached as an exhibit to the Indenture identifying all of the Mortgage Loans actually transferred by the Seller and accepted by the Depositor on the Closing Date.

      (c) The sale of the Mortgage Loans shall be effected pursuant to the Bill of Sale substantially in the form attached hereto as Exhibit A (the "Bill of Sale").

      SECTION 2. Pool Purchase Price.

      (a) On the Closing Date, as full consideration for the Seller's sale of the Mortgage Loans to the Depositor, the Depositor will (1) pay to the Seller cash, in immediately available funds, equal to the proceeds of the sale of the Notes by the Issuer, net of underwriting discounts and the Issuance Fee described in Section 10 below, and (2) direct the issuance of the Trust Certificates (collectively, the "Pool Purchase Price").

      (b) The Depositor or any assignee or transferee of the Depositor (which will include the Issuer and the Indenture Trustee) shall be entitled to all Monthly Payments due after the Cut-off Date and all Principal Prepayments and other unscheduled collections of principal collected in respect of the Mortgage Loans on or after the Cut-off Date. All Monthly Payments due on or before the Cut-off Date and collected on or after the Cut-off Date shall belong to the Seller.


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      (c) The  Depositor  will  transfer and assign all of its right,  title and interest in and to the Mortgage Loans to the Issuer, which will in turn pledge all of its right, title and interest in and to the Mortgage Loans to the Indenture Trustee pursuant to the Indenture for the benefit of the holders of the Notes and the Note Insurer.

      SECTION 3. Transfer of the Mortgage Loans.

      (a) Transfer of Ownership. Upon the sale of the Mortgage Loans, the ownership of each Mortgage Loan and the related Mortgage Loan Documents shall be vested in the Depositor, and the ownership of all other records and documents with respect to any Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Depositor upon such preparation or possession. The Seller shall promptly deliver to the Custodian, on behalf of the Indenture Trustee, any documents that come into its possession with respect to the Mortgage Loans following the sale of the Mortgage Loans to the Depositor. Prior to such delivery, the Seller shall hold any such documents for the benefit of the Depositor, its successors and assigns.

      All documents with respect to any Mortgage Loan in the possession of MLN following the execution by MLN of the Servicing Agreement shall be held by MLN, in its capacity as Servicer, as bailee and agent for the Depositor, its successors and assigns (including particularly the Issuer and the Indenture Trustee), and shall only be released in accordance with the terms of the Servicing Agreement.

      (b) Delivery of Mortgage Loan Files. Not later than two Business Days prior to the Closing Date, the Seller shall deliver to the Custodian, on behalf of the Indenture Trustee, each of the Mortgage Loan Documents required to be included in the Mortgage File for each Mortgage Loan and an assignment of Mortgage endorsed in blank substantially in the form of Exhibit E hereto. In the event that the assignment of mortgage is recorded in accordance with Section 3(d) hereof, the Mortgage Note for each Mortgage Loan shall be endorsed by the Custodian without recourse to the Indenture Trustee and the Mortgage for each Mortgage Loan shall be assigned to the Indenture Trustee. Each endorsement of a Mortgage Note to the Indenture Trustee shall be in the following form:

                               WITHOUT RECOURSE,
                              PAY TO THE ORDER OF
                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                              AS INDENTURE TRUSTEE

      Each assignment of a Mortgage relating to a Mortgage Loan shall be made to "NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE under an Indenture with Mortgage Lenders Network Home Equity Loan Trust 1998-1 dated as of March 1, 1998."

      The Seller shall deliver the Mortgage Notes and the assignments of Mortgage in recordable form to the Custodian, on behalf of the Indenture Trustee, endorsed and assigned in blank, and in the event that the assignment of mortgage is recorded in


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accordance with Section 3(d) hereof,  the Custodian,  on behalf of the Indenture
Trustee, shall fill in the endorsements and assignments as specified above by stamp. The Indenture Trustee shall return the completed assignments of Mortgage to the Custodian as soon as possible after the Closing Date so the Custodian can send them out for recording as appropriate.

      Prior to the transfer and sale of the Mortgage Loans pursuant to this Agreement, all Mortgage Loan Documents delivered to the Custodian, on behalf of the Indenture Trustee, shall be held by the Custodian, on behalf of the Indenture Trustee, for the benefit of the Seller, and the possession by the Custodian, on behalf of the Indenture Trustee, of such Mortgage Loan Documents will be at the will of the Seller and will be in a custodial capacity only. Following the transfer and sale of the Mortgage Loans from the Seller to the Depositor in accordance with the terms and upon satisfaction of the conditions of this Agreement and until transfer of the Mortgage Loans to the Issuer, the Custodian, on behalf of the Indenture Trustee, will hold all Mortgage Loan Documents delivered to it hereunder for the benefit of the Depositor, as its agent and bailee. The Custodian will act on the Depositor 's behalf as a custodian for the receipt and custody of all Mortgage Files during the period described in the preceding sentence and, after the transfer of the Mortgage Loans to the Issuer, the Custodian will hold all Mortgage Loan Documents delivered to it hereunder as the agent of and custodian for the Issuer until the Mortgage Loans are pledged by the Issuer to the Indenture Trustee.

      (c) Examination of Mortgage Loan Documents; Acceptance of Mortgage Loans. Prior to the Closing Date, the Seller shall either (1) deliver to the Depositor or its designee in escrow, for examination, the Mortgage Loan Documents pertaining to each Mortgage Loan, or (2) make such Mortgage Loan Documents available to the Depositor or its designee for examination at the Seller's offices or at such other place as the Seller shall specify. The Depositor, the Issuer, the Custodian, the Indenture Trustee, or a designee of any such entity may review the Mortgage Loan Documents.

      Prior to the Closing Date, the Custodian shall review the documents delivered pursuant to Section 3(b) hereof as provided in Section 6.15(a) of the Indenture. An additional review shall be conducted by the Custodian, on behalf of the Indenture Trustee prior to the first anniversary of the Closing Date as provided in Section 6.15(b) of the Indenture. If at any time the Depositor, the Custodian or the Indenture Trustee discovers or receives notice that any Mortgage Loan Document is missing or defective in any material respect with respect to any Mortgage Loan, or that there exists any material discrepancy between the Mortgage Loan Documents and the Mortgage Loan Schedule, it shall promptly notify the Seller and the Note Insurer in writing thereof. Upon its receipt of notice of such incompleteness, defect or discrepancy, the Seller shall cure, repurchase or substitute for the affected Mortgage Loan to the extent provided in Section 7(b) hereof. At the time of any such repurchase or substitution, the Custodian shall release documents in its possession relating to such Mortgage Loan to the Seller. The fact that the Depositor, the Custodian, the Indenture Trustee or a designee of either entity has conducted or has failed to conduct any partial or complete examination of the Mortgage Loan Documents shall not affect the rights of the Depositor, the Indenture Trustee (or any


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assignee or successor of either of them) to demand repurchase or other relief as provided herein.

      (d) Recordation of Assignments of Mortgage. Subject to the sale of the Mortgage Loans by the Seller to the Depositor in accordance with the terms of this Agreement, the Depositor hereby authorizes and instructs the Seller, and the Seller hereby agrees, to record (or to cause one of its affiliates to record) all assignments with respect to each Mortgage Loan required to be contained in the Mortgage File pursuant to the Indenture in the public recording office for the jurisdiction in which the related Mortgaged Property is located; provided, however, that, for administrative convenience and facilitation of servicing and to reduce closing costs, assignments of mortgage shall not be required to be submitted for recording with respect to any Mortgage Loan, unless a Recordation Trigger Event shall have occurred and be continuing; and provided, further, that no recordation of the assignment of mortgage shall be required upon the occurrence of a Recordation Trigger Event, if the Indenture Trustee, the Note Insurer and each Rating Agency has received an Opinion of Counsel, satisfactory in form to the Note Insurer and each Rating Agency, to the effect that the recordation of such assignments in any specific jurisdiction is not necessary to protect the Indenture Trustee's interest in the related Mortgage. All recording fees relating to the recordation of the assignments as described above shall be paid by the Seller or an affiliate of the Seller. Such assignments with respect to each Mortgage Loan must be delivered to the recording office of the appropriate jurisdiction within 60 days after the Closing Date, and the failure of the related assignment to contain evidence of recording thereon within one year after the Closing Date will constitute a defect for purposes of Section 7 below.

      (e) On or before the Closing Date, the Seller shall deliver to the Indenture Trustee original executed powers of attorney, from the current recordholders of the related Mortgage substantially in the form of Exhibit D, authorizing the Indenture Trustee to record the assignments of mortgage as provided in (d) above, if necessary. Pursuant to such powers of attorney, the Indenture Trustee also may authorize the Servicer to execute a new assignment of mortgage for any Mortgage Loan if the original assignment of mortgage delivered by the Seller to the Indenture Trustee is not in recordable form at such time as the assignment of mortgage is to be recorded by the Custodian.

      SECTION 4. Representations and Warranties of the Seller.

      (a) The Seller hereby represents and warrants to the Depositor as of the date of this Agreement, or as of such other date as is specifically provided, as follows:

            (1) The Seller has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing under the laws of each jurisdiction that requires such qualification wherein it owns or leases any material properties (except where the failure so to qualify would not have a material adverse effect on the Seller). The Seller has the full power and authority (corporate and other) to own its properties and conduct its business as its business is presently conducted.


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            (2) The  Seller has the full  power,  authority  and legal  right to transfer and convey the Mortgage Loans to the Depositor, and has the full power, authority (corporate and other) and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (3) This Agreement has been duly and validly authorized, executed and delivered by the Seller and (assuming the due authorization, execution and delivery hereof by the Depositor) constitutes the valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law.

            (4) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Seller with this Agreement or the consummation by the Seller of any other transaction contemplated hereby except for those that have been obtained by the Seller and are in full force and effect.

            (5) Neither the execution and delivery of this Agreement by the Seller, nor the consummation by the Seller of the transactions herein contemplated, nor compliance with the provisions hereof by the Seller, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the Seller's articles of incorporation or by-laws, or any law, governmental rule or regulation, or any judgment, decree or order binding on the Seller or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Seller is a party or by which the Seller is bound or (B) result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon any of the Seller's properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

            (6) The Seller is not, and with passage of time does not expect to become, insolvent or bankrupt.

            (7) There are no actions, suits, proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller that should reasonably be expected to affect adversely the transfer of the Mortgage Loans, the issuance of the Notes, or the execution, delivery, performance or enforceability of this Agreement or have a material adverse effect on the financial condition of the Seller.

            (8) The Seller is, and, immediately prior to the sale of the Mortgage Loans to the Depositor, the Seller will be, the sole owner of, and will have good,


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      indefeasible  and marketable  title to, the Mortgage Loans,  subject to no
      prior  lien,  mortgage,   security  interest,   pledge,  charge  or  other
      encumbrance, except any lien to be released prior to or concurrently with the purchase of the Mortgage Loans by the Depositor. Following the sale of the Mortgage Loans, the Depositor or the Issuer as the Depositor's transferee will own such Mortgage Loans, free and clear of any prior lien, mortgage, security interest, pledge, charge or other encumbrance (assuming that an Assignment of the related Mortgage from the Seller to the Depositor, or its designee, is recorded), except the lien created by the Indenture.

            (9) Neither this Agreement, nor any statement, report or other document prepared by MLN and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement or alleged untrue statement of any material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

      (b) As to each Mortgage Loan, the Seller hereby represents and warrants to the Depositor as of the date of this Agreement, or as of such other date as is specifically provided, that each representation and warranty set forth in Exhibit B hereto is true and correct.

            (1) The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans to the Depositor.

            (2) The Seller will treat the transfer of the Mortgage Loans to the Depositor as a sale on its books and records in accordance with generally accepted accounting principles.

            (3) With respect to each Mortgage Loan, the Seller is in possession of each of the Mortgage Loan Documents required to be included in the related Mortgage File (except to the extent such Mortgage File has been delivered to the Indenture Trustee or the Custodian as described in this Agreement).

            (4) The transfer, assignment and conveyance of the Mortgage Loans by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

            (5) The Seller used no adverse selection procedures in selecting the Mortgage Loans that identified the Mortgage Loans as being less desirable or valuable than other mortgage loans in its portfolio as to which the representations and warranties required by this Agreement could truthfully be made. The Mortgage Loans are representative of the Seller's portfolio of fixed-rate residential mortgage loans.

            (6) The description of those Mortgage Loans that had been identified as of February 17, 1998 (the "Initial Mortgage Loans") set forth in the Offering Documents and the Prospectus Supplement under the heading "Summary of


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      Terms - The Mortgage  Loans" and  "Description  of the Mortgage Pool" does not contain any untrue statement of any material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

            (7) The information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects in the case of each Mortgage Loan, as of its respective Cut-off Date.

            (8) The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

            (9) The Seller is solvent, and the sale of the Mortgage Loans as contemplated hereby will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Seller's creditors.

            (10) The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loans sold pursuant to this Agreement (except such rights as are entailed in its serving as the Servicer of the Mortgage Loans under the Servicing Agreement). After the Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loans (except such rights as are entailed in its serving as the Servicer of the Mortgage Loans under the Servicing Agreement), and the Seller will have no right or obligation to repurchase any Mortgage Loan or substitute another mortgage loan for any Mortgage Loan sold hereunder, except as provided in Sections 3 and 7 hereof.

            SECTION 5. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Seller as of the date of this Agreement, or as of such other date as is specifically provided, as follows:

      (a) The Depositor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

      (b) The Depositor has the full power, authority (corporate and other) and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

      (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, and (assuming the due authorization, execution and delivery hereof by the Seller) constitutes the valid, legal and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law.


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

      (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required, for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any other transaction contemplated hereby except for those which have been obtained by the Depositor and are in full force and effect.

      (e) Neither the execution and delivery of this Agreement by the Depositor, nor the consummation by the Depositor of the transactions hereby contemplated, nor compliance with the provisions hereof by the Depositor, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the Depositor's certificate of incorporation or by-laws, or any law, governmental rule or regulation, or any judgment, decree or order binding on the Depositor or any of its properties, or any of the provisions of any contract or other instrument to which the Depositor is a party or by which it is bound or (ii) result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Notes.

      (f) There are no actions, suits, proceedings or investigations pending or, to the Depositor's knowledge, threatened against the Depositor that should reasonably be expected to affect adversely the execution, delivery, performance or enforceability of this Agreement or have a material adverse effect on the financial condition of the Depositor.

      SECTION 6. Covenants of the Seller. The Seller hereby covenants to the Depositor as follows:

      (a) On or before the Closing Date,  the Seller shall execute and deliver a
Secretary's  or  Assistant  Secretary's   Certificate  evidencing  the  Seller's
authority to enter into the transactions contemplated by this Agreement.

      (b) On or before the Closing Date, the Seller shall take all steps reasonably required of it to effect the transfer of the Mortgage Loans to the Depositor, the transfer of the Mortgage Loans to the Issuer and the pledge of the Mortgage Loans to the Indenture Trustee, free and clear of any lien, charge, or encumbrance except the lien evidenced by the Indenture.

      (c) The Seller shall use its best efforts to make available to counsel for the Depositor in executed form each of the Closing Documents (as defined in Section 9(b) below) on or before the Closing Date, it being understood that such documents are to be released and delivered only on the closing of the transaction contemplated hereby and the sale of the Notes.

      (d) In the event the Seller fails to take all actions necessary to effect the conveyance of the Mortgage Loans to the Depositor on or before the Closing Date as contemplated hereby, the Seller hereby constitutes and appoints the Depositor and its officers and representatives as the Seller's true and lawful attorneys-in-fact to do all acts and transactions and to execute and deliver all agreements, documents, instruments and papers by and on behalf of the Seller as may be necessary to consummate the transfer of the Mortgage Loans to the Depositor. The foregoing grant of authority shall be deemed to be irrevocable and a power coupled with an interest.

      (e) The Seller covenants that it shall operate in such a manner that MLN Capital Corporation I would not be substantively consolidated in the bankruptcy estate of the Seller, such that the separate existence of MLN Capital Corporation I would be disregarded in the event of the bankruptcy or insolvency of the Seller.

      SECTION 7. Repurchase Obligations.

      (a) Each of the representations and warranties made by the Seller herein shall survive the purchase by the Depositor of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Trust Agreement or the Indenture. The Seller's representations and warranties shall not be impaired by any review or examination of Mortgage Loan Documents or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Depositor to review or examine such documents and shall inure to the benefit of the Issuer and the Indenture Trustee (as the assignees of the Depositor) for the benefit of the Noteholders and the Note Insurer. With respect to the representations and warranties contained herein that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by either the Seller, the Depositor, or the Indenture Trustee that the substance of any such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take action in accordance with the following paragraph in respect of such Mortgage Loan.

      (b) Upon discovery or receipt of notice by the Seller, the Depositor or the Indenture Trustee of any missing or materially defective document in any Mortgage File, a breach of any of the representations and warranties set forth in Section 4 hereof or in Exhibit B hereto, or a default in the performance of any of the covenants or other obligations of the Seller under this Agreement, that in any of the foregoing cases materially and adversely affects the value of any Mortgage Loan or the interest therein of the Depositor, the Issuer, the Indenture Trustee, the Noteholders or the Note Insurer, the party discovering or receiving notice of the missing or materially defective document, breach, or default shall give prompt written notice to the other parties and to the Underwriters. Upon its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation and warranty or covenant, the Seller shall, within 60 days after such discovery or receipt of such notice, either (i) cure such defect or breach in all material respects, or (ii) either repurchase the affected Mortgage Loan at the Purchase Price therefor or substitute one or more Qualified Replacement Mortgage Loans for the related Mortgage Loan. The Seller shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Mortgage Loan from the terms of this Agreement, the Trust Agreement and the Indenture and the addition, if any, of any Qualified Replacement Mortgage Loan(s). In order to effect a substitution pursuant to this Section 7(b), the Seller will deliver to the Indenture Trustee or the Custodian (i) each of the Mortgage Loan Documents required to be contained in the Mortgage File with respect to the Qualified Replacement Mortgage Loan(s) and
(ii) if the aggregate Principal Balance on the date of substitution of the Qualified Replacement Mortgage Loan(s) is less than the Principal Balance of the replaced Mortgage Loan (after application of Monthly Payments due in the month of substitution), cash in an amount equal to such shortfall plus 30 days' interest at the Mortgage Interest Rate for the replaced Mortgage Loan on the amount of such shortfall. The Indenture Trustee shall deposit any such cash into the Note Account. Any repurchase of a Mortgage Loan pursuant to this Section 7(b) shall be accomplished by the delivery to the Indenture Trustee, on (or determined as of) the last day of the calendar month in which such repurchase is made, of the Purchase Price for such Mortgage Loan (such delivery may be made on or before the Deposit Date in the month following such calendar month).

      (c) It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, repurchase or substitute for a Mortgage Loan and to indemnify the Depositor as provided in Section 8 of this Agreement constitute the sole remedies of the Depositor, the Issuer and the Indenture Trustee against the Seller with respect to a missing or materially defective document in any Mortgage File, a breach of representations and warranties of the Seller set forth in Section 4 hereof or in Exhibit B hereto, or a default in the performance by the Seller of any of its covenants or other obligations under this Agreement.

      SECTION 8. Indemnification.

      (a) In the event the Seller breaches its representations, warranties, covenants or obligations set forth herein or in the event of Mortgage Pool Error, the Seller shall indemnify and hold harmless the Depositor (and its assignees in accordance with Section 17 hereof) (the "Indemnified Parties") from and against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, such breach or such Mortgage Pool Error. Promptly after receipt by an Indemnified Party of notice of the commencement of any such action, such Indemnified Party will notify the Seller in writing of the commencement thereof if a claim in respect of such action is to be made against the Seller under this Section 8, but the omission so to notify the Seller will not relieve the Seller from any liability hereunder unless such omission materially prejudices the rights and positions of the Seller. If any such action is brought against an Indemnified Party, and it notifies the Seller of the commencement thereof, the Seller will be entitled to participate therein, and to assume the defense thereof, with counsel selected by the Seller and reasonably satisfactory to such Indemnified Party, and after notice from the Seller to the Indemnified Party of its election so to assume the defense thereof, the Seller will not be liable to the Indemnified Party under this Section 8 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense of such action; provided, however, that this sentence shall not be in effect if
(1) the Seller shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (2) the Seller shall have authorized the employment of counsel for the Indemnified Party at the expense of the Seller. If the Seller assumes the defense of any such proceeding, it shall be entitled to settle such proceeding with the consent of any Indemnified Party that is also subject to such proceeding or, if such settlement provides for release of any such Indemnified Party in connection with all matters relating to the proceeding which have been asserted against such Indemnified Party in such proceeding by the other parties to such settlement, without the consent of such Indemnified Party.

      (b) The Seller shall reimburse the Underwriters upon demand for all amounts otherwise payable by the Depositor pursuant to the indemnification provisions in the Underwriting Agreement, in the event that any breach referred to in the preceding paragraph or any of the following results in the inability of the parties hereto to consummate the transactions contemplated herein: (1) failure to obtain any consent or authorization, if any, required under federal or applicable state law for the Seller to perform the transactions contemplated herein; or (2) the Seller's failure to perform any of the obligations of the Seller under Section 9(a), (b), (c) or (d) hereof.

      (c) In the event of a breach by an Underwriter of its obligation to purchase the Notes pursuant to the Underwriting Agreement, subject to payment in full of the Issuance Fee (as defined in Section 10 below) to the Depositor, the Depositor hereby assigns to the Seller any and all rights of action or other claims the Depositor may have against any Underwriter pursuant to the Underwriting Agreement (other than the Depositor's right to receive payment due the Depositor from the Underwriters for the Depositor's expenses related to the proposed issuance of the Notes); provided, however, that the Depositor expressly reserves, and does not hereby assign, its rights to indemnification and contribution under the Underwriting Agreement and any other rights to indemnification or contribution it may have at law or in equity.

      SECTION 9. Conditions to Obligation of the Depositor. The obligation of the Depositor hereunder to purchase the Mortgage Loans is subject to the following conditions:

      (a) The accuracy in all material respects of all of the representations and warranties of the Seller under this Agreement and the non-occurrence of any event which, with notice or the passage of time, would constitute a default under this Agreement;

      (b) the Depositor shall have received, or the Depositor's attorneys shall have received, in escrow (to be released from escrow at the time of closing), the following documents (collectively, the "Closing Documents") in such forms as are agreed upon and acceptable to the Depositor, duly executed by all signatories other than the Depositor as required pursuant to the respective terms thereof:

            (i) A Bill of Sale substantially in the form of Exhibit A hereto;

            (ii) An opinion of counsel for the Seller as to various corporate matters and such other opinions of counsel as are necessary in order to obtain the ratings set forth in Section 9(f) below, each of which shall be acceptable to the Depositor, its counsel, the Seller, its counsel, and Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("S&P" and together with Moody's, the "Rating Agencies") (it being understood that such opinions shall expressly provide that the Indenture Trustee shall be entitled to rely on such opinions of counsel); and

            (iii) From Coopers and Lybrand LLP, certified public accountants, comfort letters as required by the Underwriting Agreement.

      (c) The Seller shall have delivered to the Indenture Trustee, in escrow, all documents required to be delivered hereunder and shall have released its interest therein to the Depositor or its designee;

      (d) Compliance by the Seller with all other terms and conditions of this Agreement;

      (e) The purchase by the Underwriters of the Notes pursuant to the terms of the Underwriting Agreement; and

      (f) The receipt of written confirmation from Moody's and S&P that they have assigned ratings of "Aaa" and "AAA" to the Notes, respectively.

      SECTION 10. Fees and Deposits. The Seller shall be responsible for payment of (1) all fees and expenses of accountants, printers, the Note Insurer, the Owner Trustee and the Indenture Trustee in connection with the issuance of the Notes, including the fees of their respective attorneys, including such fees and expenses associated with loan file due diligence review, (2) the fees incurred by the Depositor in connection with the establishment of the registration statement with respect to the Notes, including fees payable to the Securities and Exchange Commission with respect to the Notes, the payment of an issuance fee (the "Issuance Fee") of $300,000 to or at the direction of the Depositor for the use of its services in connection with the issuance of the Notes and the Depositor's related fees and expenses for attorneys and accountants, and (3) the fees and expenses payable to the Rating Agencies for their initial ratings of the Notes, including the fees of their respective attorneys. In addition, the Seller shall pay the fees and expenses of its and the Depositor's attorneys and accountants in connection with the issuance of the Notes.

      SECTION 11. Mandatory Delivery; Grant of Security Interest. The sale and delivery on the Closing Date of the Mortgage Loans described in the Mortgage Loan Schedule are mandatory, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the Closing Date and that an award of money damages would be insufficient to compensate the Depositor for the losses and damages that would be incurred by the Depositor in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Depositor a first lien on and a continuing first priority security interest in each Mortgage Loan and each document and instrument evidencing each Mortgage Loan to secure the performance by the Seller of its obligation to deliver such Mortgage Loans hereunder. All rights and remedies of the Depositor under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity, and all such rights and remedies may be exercised concurrently, independently or successively.

      SECTION 12. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, or transmitted by telecopier, telex or telegraph and confirmed by a similar mailed writing, to the following:

                  a. If to the Depositor:

                     Prudential Securities Secured Financing Corporation c/o Prudential Securities Incorporated
                     One New York Plaza
                     New York, New York 10292-1000
                     Telecopy: (212)778-7401

                  b. If to the Seller:

                     Mortgage Loan Network USA, Inc.
                     Middlesex Corporate Center, 11th Floor
                     213 Court Street
                     Middletown, Connecticut  06487
                     Attention:  General Counsel
                     Telecopy:  (860) 344-5707

                  c. If to the Note Insurer:

                     MBIA Insurance Corporation
                     113 King Street
                     Armonk, New York  10504
                     Attention: Insured Portfolio Management - Structured Finance (IMP-SF) (Mortgage Lenders Network Home Equity Loan Trust 1998-1)
                     Telecopy:  (914) 765-3810

      Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 12 for the giving of notice.

      SECTION  13.   Severability   of   Provisions.   Any    part,   provision,
representation, warranty or covenant contained in this Agreement that is prohibited or unenforceable or that is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof.

      SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY NEW YORK OR OTHER CONFLICT OF LAWS PROVISION TO THE CONTRARY.

      SECTION 15. Agreement of the Seller. The Seller agrees to execute and deliver such instruments and take such actions as the Depositor, the Issuer or the Indenture Trustee may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement, including, without limitation, the execution and filing of any UCC financing statements to evidence the interests of the Depositor and any of its transferees in the Mortgage Loans and other assets pledged to the Indenture Trustee.

      SECTION 16. Survival. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to have been relied upon by the Depositor, notwithstanding any investigation heretofore or hereafter made by the Depositor or on the Depositor's behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans.

      SECTION 17. Assignment; Third Party Beneficiaries. The Seller hereby acknowledges that the Depositor will assign all its rights hereunder (except those rights set forth in Section 8(b) and Section 10 hereof) to the Issuer, which will in turn pledge all of the rights hereunder to the Indenture Trustee. The Seller agrees that, upon the execution of the Indenture, the Indenture Trustee will have all such rights and remedies provided to the Depositor hereunder (except those rights set forth in Section 8(b) and Section 10 hereof) and this Agreement will inure to the benefit of the Indenture Trustee for the benefit of the Noteholders and the Note Insurer.

      The Indenture Trustee shall constitute not only an assignee of the Depositor's rights in accordance with this Section 17 but also an intended third-party beneficiary of this Agreement to the extent necessary to enforce such rights and to obtain the benefit of such remedies. The Note Insurer is an intended third-party beneficiary of this Agreement, and this Agreement shall be binding upon and inure to the benefit of the Note Insurer; provided that, notwithstanding the foregoing, for so long as a Note Insurer Default is continuing with respect to its obligations under the Note Insurance Policy, the Noteholders shall succeed to the Note Insurer's rights hereunder. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement that expressly confer rights upon the Note Insurer shall be for the benefit of and run directly to the Note Insurer, and the Note Insurer shall be entitled to rely on and enforce such covenants to the same extent as if it were a party to this Agreement.

      SECTION 18. Miscellaneous.

      (a) This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

      (b) Any person into which the Seller may be merged or consolidated or any person resulting from a merger or consolidation involving the Seller or any person succeeding to the business of the Seller shall be considered the successor of the Seller hereunder, without the further act or consent of either party hereto. Except as provided above, this Agreement cannot be assigned, pledged or hypothecated by any party without the written consent of each other party to this Agreement and the Note Insurer.

      (c) This Agreement supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of the provisions of this Agreement.

      (d) The Depositor shall immediately deliver the Mortgage Loans and all related Mortgage Loan Documents to the Seller or the Seller's designee and any security interest created by Section 11 hereof shall be deemed to have been released if, on the Closing Date, each of the conditions set forth in Section 9 hereof shall not have been satisfied or waived.

      (e) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Depositor as contemplated by this Agreement be construed as a sale of the Mortgage Loans by the Seller to the Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Depositor or any assignee of the Depositor, including, but not limited to, the Indenture Trustee, to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties hereto, the Mortgage Loans are held to be property of the Seller, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the New York Uniform Commercial Code; (ii) the conveyance provided for herein shall be deemed to be a grant by the Seller to the Depositor of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities, or other property, including, without limitation, all amounts, other than investment earnings, from time to time held or invested in the Note Account or the Collection Account, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Depositor or its agents of items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-305 of the New York Uniform Commercial Code, and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Depositor for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Depositor pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and would be maintained as such throughout the terms of this Agreement and the Indenture.

      IN WITNESS WHEREOF, the Seller and the Depositor have caused this Mortgage Loan Sale Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                       MORTGAGE LENDERS NETWORK USA, INC.

                                       By: /s/ MITCHELL L. HEFFERNAN
                                           -------------------------------------
                                       Name:   Mitchell L. Heffernan
                                       Title:  President & CEO

                                       PRUDENTIAL SECURITIES SECURED
                                       FINANCING CORPORATION

                                       By: /s/ EDWARD J. FITZGERALD
                                           -------------------------------------
                                       Name:   Edward J. Fitzgerald
                                       Title:  Vice President

FOR THE LIMITED PURPOSE OF ACKNOWLEDGING ITS OBLIGATIONS  UNDER SECTIONS 3 AND 7
HEREOF:

                                       NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, as Indenture Trustee

                                       By: /s/ AMY WAHL
                                           -------------------------------------
                                       Name:   Amy Wahl
                                       Title:  Assistant Vice President

                                    EXHIBIT A

                                  BILL OF SALE

      BILL OF SALE, made as of the 13th day of March, 1998, by Mortgage Lenders Network USA, Inc., a Delaware corporation ("MLN" or the "Seller"), to Prudential Securities Secured Financing Corporation, a Delaware corporation (the "Depositor").

      WHEREAS, the Seller and the Depositor are parties to that certain Mortgage Loan Sale Agreement, dated as of March 1, 1998, with respect to the sale by the Seller and purchase by the Depositor of certain Mortgage Loans (the "Sales Agreement");

      WHEREAS, the Depositor intends to transfer the Mortgage Loans and certain related assets to Mortgage Lenders Network Home Equity Loan Trust 1998-1 (the "Issuer"), and the Issuer intends in turn to pledge the Mortgage Loans and certain related assets to Norwest Bank Minnesota, National Association, as trustee (the "Indenture Trustee") pursuant to an Indenture (the "Indenture"), dated as of March 1, 1998, between the Issuer and the Indenture Trustee.

      NOW, THEREFORE, the Seller, for and in consideration of the consideration set forth in the Sales Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby bargain, sell, convey, assign and transfer to the Depositor, without recourse, free and clear of any liens, claims or other encumbrances, all of its right, title and interest in and to each of the Mortgage Loans identified on Schedule I to the Indenture, together with the Mortgage Loan Documents and other documents maintained as part of the related Mortgage Files and the Seller's interest in any Mortgaged Properties which secure a Mortgage Loan but are acquired by repossession, foreclosure or deed in lieu of foreclosure after the Closing Date, and all scheduled payments due on the Mortgage Loans after their respective Cut-off Dates, and all principal prepayments and other unscheduled collections collected in respect of the Mortgage Loans on or after the Cut-off Date, and all proceeds of the conversion, voluntary or involuntary, of the foregoing.

      The Seller hereby acknowledges receipt from the Depositor of the Pool Purchase Price referred to in Section 2 of the Sales Agreement.

      Nothing in this Bill of Sale shall be construed to be a  modification  of,
or  limitation  on,  any  provision  of  the  Sales  Agreement,   including  the
representations, warranties and agreements set forth therein.

      Unless otherwise defined herein, capitalized terms used in this Bill of Sale shall have the meanings assigned to them in the Sales Agreement, or if not assigned in the Sales Agreement, the Indenture.

      IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be executed and delivered by its respective officer thereunto duly authorized as of the date above written.

                                            MORTGAGE LENDERS NETWORK USA, INC.

                                            By:_________________________________
                                                 Name:
                                                 Title:

                                    EXHIBIT B

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

      The Seller makes the following representations, warranties and covenants as to each Initial Mortgage Loan as of its Cut-off Date and as of the Closing Date.

            (i) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule (as to the Initial Mortgage Loans) and in the Closing Schedule (with respect to all of the Mortgage Loans) is true and correct in all material respects.

            (ii) Payments Current; No First Payment Default. No payment required under the Mortgage Note is more than two payments past due as of the Cut-off Date.

            (iii) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments and ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.

            (iv) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the mortgagee and which has been delivered to the Depositor or its designee as part of the related Mortgage File. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy. The mortgagor has not been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is included in the Mortgage File delivered to the Depositor or its designee.

            (v) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (vi) Insurance Policies in Effect. Pursuant to the terms of the Mortgage, all improvements upon the related Mortgaged Property are insured by an insurer rated B/III, A/II or better by Best's Key Rating Guide against loss by fire and such other risks as are usually insured against in the broad form of extended coverage hazard insurance available in the jurisdiction where that Mortgaged Property is located, including flood hazards if the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as subject to special flood hazards (and if flood insurance was required by federal regulation and flood insurance has been made available in the jurisdiction where the related Mortgaged Property is located). All such insurance policies (collectively, the "hazard insurance policy") meet the requirements of the current guidelines of the Federal Insurance Administration and are standard policies of insurance for the locale where the related Mortgaged Property is located. The coverage amount of the insurance provided by any such insurance policy is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property on a replacement cost basis or (b) the unpaid balance of the Mortgage Loan. Each such insurance policy names (and will name) the present owner of the Mortgaged Property as the insured and contains a standard mortgagee loss payable clause naming the loan's originator or the Seller and its successors and assigns as Mortgagee, and all premiums thereon have been paid.

      The Mortgage obligates the mortgagor thereunder to maintain the hazard insurance policy at the mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such mortgagor's cost and expense, and to seek reimbursement therefor from the mortgagor. Where required by state law or regulation, the mortgagor has been given an opportunity to choose the carrier of any required hazard or flood insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or a hazard insurance policy covering the common facilities of a planned unit development. Any such hazard or flood insurance policy is the valid and binding obligation of the related insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Depositor and its successors and assigns upon the consummation of the sale of the Mortgage Loan to the Depositor and its assignees. In connection with the issuance of any hazard or flood insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller. The Seller has not engaged in, and has no knowledge of the mortgagor having engaged in, any act or omission which should reasonably be expected to impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either.

            (vii) Compliance with Applicable Law. Any and all requirements of any federal, state or local law, rules and regulations, including, without limitation, usury laws, TILA and Regulation Z relating thereto, RESPA and related regulations, the Fair Credit Reporting Act, the Equal Credit Opportunity Act and Regulation B relating thereto, the Debt Collection Practices Act, the Home Mortgage Disclosure Act, and any and all consumer credit protection laws and disclosure laws applicable to the Mortgage Loan, and all rules and regulations relating thereto, have been complied with.

            (viii) No Satisfaction of Mortgage or Mortgage Note. Neither the Mortgage nor the Mortgage Note has been satisfied, canceled, subordinated or rescinded, in whole or in part, and the related Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the mortgagor of any action, if the mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the mortgagor.

            (ix) Location and Type of Mortgaged Property. The related Mortgaged Property consists of a parcel of real property with a single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise or mid-rise condominium project, or an individual unit in a planned unit development, or a unit of manufactured housing, provided that no residence or dwelling is a cooperative or a mobile home attached to a foundation or otherwise constitutes other than real property under applicable state law. Except in the case of no more than 0.37% of the Mortgage Loans by principal balance, the Mortgaged Property is used exclusively for residential purposes, and the remainder of the Mortgaged Properties are mixed-use properties in compliance with the Seller's underwriting guidelines.

            (x) Valid Lien. The Mortgage creates a valid, subsisting and enforceable first or second lien on the related Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. With respect to the first Mortgage Loans, the lien of the Mortgage is subject only to Permitted Exceptions and with respect to junior Mortgage Loans, the lien of the Mortgage is subject only to the senior lien on the related Mortgaged Property and to Permitted Exceptions. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein with respect to each first Mortgage Loan and a valid, subsisting and enforceable lien and security interest on the property described therein with respect to each junior Mortgage Loan and the Seller has the full right and authority to pledge and assign the same to the Depositor or its designee.

            (xi) Validity and Enforceability of Mortgage Documents. The Mortgage Note and the Mortgage and each other agreement, if any, executed and delivered by the mortgagor in connection with the Mortgage Loan is genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and each other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and each such agreement has been duly and properly executed by such parties.

            (xii) Full Disbursement of Proceeds. Each Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder, and there was no commitment to make future advances in effect with respect to the Mortgage Loan as of the date of its origination except in the case of a Mortgage Loan, a portion of the proceeds of which has been disbursed to an escrow account in connection with improvements to be made to the related Mortgaged Property where (i) the Mortgage Loan bears interest on the entire principal amount thereof as if it had been fully disbursed, (ii) any proceeds of such Mortgage Loan have not been held in such an escrow account for more than 60 days, and (iii) the deposit of such funds into such an escrow account has been effected in accordance with the Seller's holdback policies. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

            (xiii) Doing Business. All parties who have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (a) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located, and (b) (i) organized under the laws of such state, or (ii) qualified to do business in such state, or federal savings and loan associations, or national banks or (iii) federal credit unions having principal offices in such state, or (iv) not doing business in such state.

            (xiv) Loan-to-Value (LTV). The initial Loan-to-Value Ratio ("LTV") or Combined Loan-to-Value Ratio ("CLTV"), if applicable, of the Mortgage Loan was as set forth in the Mortgage Loan Schedule. The weighted average CLTV of the Initial Mortgage Loans is no greater than 75.92%.

            (xv) Title Insurance. The Mortgage Loan is covered by either (a) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to Fannie Mae (if the related Mortgaged Property is located in Iowa) or (b) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance, issued by a title insurer qualified to do business in the jurisdiction where the related Mortgaged Property is located, in either case insuring the Seller and its successors and assigns as to the first or second priority lien, as the case may be, of the Mortgage in the amount of 100% of the outstanding principal amount of the Mortgage Loan, subject only to Permitted Exceptions and the lien of any senior mortgagee, and against any loss by reason of the invalidity or unenforceability of the lien resulting from any provisions of the Mortgage proving for adjustment to the mortgage interest rate and Monthly Payment. Where required by state law or regulation, the mortgagor has been given the opportunity to choose the carrier of such lender's title insurance policy. Immediately prior to the sale of the Mortgage Loan to the Depositor under this agreement, the Seller, together with its successors or assigns, was the sole insured under such lender's title insurance policy, and such lender's title insurance policy is full force and effect and will be in full force and effect upon the sale of the Mortgage Loan to the Depositor. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which should reasonably be expected to impair the coverage provided by such lender's title insurance policy. In connection with the issuance of such lender's title insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

            (xvi) No Defaults. There is no material default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note or related documents and no event which, with the passage of time or with notice and the expiration of any applicable grace or cure period (other than payment delinquencies of not more than 30 days), would constitute a default, breach, violation or event of acceleration, and neither the Seller nor any of its predecessors has waived any such default, breach, violation or event of acceleration.

            (xvii) No Mechanics' Lien. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior or equal to, or coordinate with, the lien of the Mortgage.

            (xviii) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the related Mortgaged Property in the Initial Appraisal lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or constituting part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

            (xix) RESERVED.

            (xx) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage denominated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

            (xxi) Conformance with Seller's Underwriting Guidelines. With the exception of Certain Exception Loans, each Mortgage Loan was underwritten in accordance with, and the Mortgage Loan and Mortgaged Property conform to, the Borrower's applicable underwriting guidelines.

            (xxii) Occupancy of the Mortgaged Property. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Except with respect to no more than 6.20% of the Mortgage Loans by principal balance, the Mortgagor represented at the time of origination of each Mortgage Loan that the Mortgagor would occupy the related Mortgaged Property as the Mortgagor's primary residence.

            (xxiii) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in representation (x) above.

            (xxiv) Deeds of Trust. In the event the Mortgage is a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently serves as trustee and is named in the Mortgage, and no fees or expenses are or will become payable by the Depositor or its successors and assignees to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor on the Mortgage.

            (xxv) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event that the related Mortgaged Property is sold or transferred without the prior written consent of the mortgagee or its assignee thereunder.

            (xxvi) No Buydown Provisions; No Graduated Payments or Contingent Interest. The Mortgage Loan is not subject to any provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the originator, the Servicer, the Seller, the mortgagor or anyone on behalf of the mortgagor, or pursuant to which Monthly Payments are paid by anyone other than the mortgagor, nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

            (xxvii) RESERVED.

            (xxviii) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty (causing damages thereto in excess of any insurance coverage therefor less any deductible) so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended. The Mortgaged Property is in good repair in all material respects. There have been no condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings pending.

            (xxix) Collection Practices; Escrow Deposits. The collection and servicing practices used with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and consistent with industry standards for the servicing of non-conforming Mortgage loans similar to the Mortgage Loan. All servicing of the Mortgage Loan has been conducted in accordance with Accepted Servicing Practices. With respect to escrow deposits and escrow payments, all such payments are in the possession or under the control of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments, if any, have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every material item that remains unpaid and that has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due to the Seller or to the applicable servicer have been capitalized under the Mortgage or the Mortgage Note. Any interest required to be paid with respect to any escrow deposits pursuant to state and local law has been properly paid and credited.

            (xxx) Seller Appraisal. The Servicer Mortgage File (as defined in the Servicing Agreement) contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by or on behalf of the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan.

            (xxxi) Computer Tape. The Seller's computer tape or electronic data file describing the Initial Mortgage Loans was made available to the accountants that are providing a comfort letter to the Note Insurer and the Underwriters in connection with any information contained in the Prospectus Supplement, and such information was complete and accurate as of its date and includes a description of the same Initial Mortgage Loans that are described on the Mortgage Loan Schedule and the payments due thereunder as of the Closing Date.

            (xxxii) Obligations Fulfilled. The Seller has fulfilled all obligations to be fulfilled on the lender's part under or in connection with the origination, acquisition and assignment of the Mortgage Loans and the related Mortgages and Mortgage Notes, including, without limitation, giving any notices or consents necessary to effect the acquisition of each Mortgage Loan and the related Mortgage and Mortgage Note by the Depositor and its assignees, and has done nothing to impair the rights of the Depositor, the Issuer, the Indenture Trustee, the Note Insurer or the Noteholders in payments with respect thereto.

            (xxxiii) Amortization; Balloon Loans. With respect to 60.083% of the Initial Mortgage Loans by principal balance, the payments required of the related of the Mortgagor are and will be such that the Mortgage Loan will fully amortize over its term. 39.917% of the Initial Mortgage Loans by principal balance require a balloon payment at the end of its term.

            (xxxiv) First Payment Date. The first date on which the applicable Mortgagor must make a payment on each Mortgage Loan is no later than May 1, 1998.

            (xxxv) Timing of Payments. Each Mortgage Note is payable on the same day of each month.

            (xxxvi) Current Servicing. The Mortgage Loan is being serviced by the Servicer.

            (xxxvii) Fee Simple, Residential. Each property securing a Mortgage Loan consists of a fee simple estate (or a leasehold estate if the related Mortgaged Property is located in a jurisdiction where title to real property is typically held through leasehold estates) in a single parcel of real property improved by a one- to four-family residential dwelling,

            (xxxviii) Civil Relief Act. To the Seller's knowledge, no Mortgagor has requested relief under the Soldiers' and Sailors' Civil Relief Act of 1940.

            (xxxix) No Transfer Taxes. The sale, transfer, assignment and conveyance of Mortgage Loans by the Seller pursuant to the Mortgage Loan Sale Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Seller, the Depositor, the Issuer or the Indenture Trustee to any federal, state or local government ("Transfer Taxes") other than Transfer Taxes which have or will be paid by the Seller as due. In the event that the Depositor, the Issuer or the Indenture
      Trustee receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of the Mortgage Loans, on written demand by the Depositor, the Issuer or the Indenture Trustee, or upon the Seller's otherwise being given notice thereof by the Depositor, the Issuer or the Indenture Trustee, the Seller shall pay, and otherwise indemnify and hold the Depositor, the Issuer, the Indenture Trustee, and the Note Issuer harmless, on an after-tax basis, from and against any and all such Transfer

      Taxes (it being understood that the Noteholders, the Indenture Trustee, the Depositor, the Issuer, and the Note Insurer shall have no obligation to pay such Transfer Taxes).

            (xl) Environmental Compliance. To the Seller's knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation with respect to such property.

            (xli) No Adverse Circumstances. There do not exist any circumstances or conditions with respect to the Mortgage, the property securing the same, the Mortgagor or the Mortgagor's credit standing that reasonably can be expected to cause private institutional investors to regard the related Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, it being understood that the Mortgage Loans are sub-prime credit Mortgage Loans and the Mortgagors do not meet FNMA or FHLMC credit underwriting standards.

            (xlii) RESERVED.

            (xliii) Final Payment. No Mortgage Loan has a final payment date later than April 15, 2028.

            (xliv) Purchase Money Mortgage  Loans. As of the respective  Cut-off
      Dates, at least 3.27% of the Initial Mortgage Loans by principal balance are purchase money mortgage loans.

            (xlv) Characteristics of Non-First Liens. With respect to each Mortgage Loan that is not a first mortgage loan:

      (a) At the time of origination, the related prior lien was not more than 30 days delinquent.

      (b) Either (i) no consent for the Mortgage Loan is required by the holder of the related prior lien or (ii) such consent has been obtained and has been delivered to the Indenture Trustee.

      (c)   The related prior lien does not provide for negative amortization.

      (d) The Seller has not received, and is not aware of, a notice of default of any senior mortgage loan which has not been cured.

      (e) No more than 7.20% of the Initial Mortgage Loans are second mortgage loans.

                                   EXHIBIT C

                                 DEFINED TERMS

      "ABS Term Sheet": Those materials (attached as Exhibits F-1 and F-2 hereto) delivered in the form of "Structural Term Sheets" or "Collateral Term Sheets", in each case within the meaning of the no-action letter dated February 13, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association for which the filing of such material is a condition of the relief granted in such letter.

      "Accepted Servicing Practices": With respect to any Mortgage Loan, written servicing procedures that the Seller would follow in servicing residential and mixed- use mortgage loans held for its own account, which shall be consistent with mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type, as such Mortgage Loan.

      "Appraisal": A written appraisal of a Mortgaged Property made by an appraiser holding all state certifications or licenses provided by the state in which the Mortgaged Property is located, which appraisal must be written, in form and substance, to FDIC, FNMA and FHLMC standards, and must meet the appraisal standards of the Uniform Standards of Professional Appraisal Practice.

      "Appraised Value": With respect to any Mortgaged  Property,  the lesser of
(a) the value thereof as determined by an Appraisal and (b) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the related Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan, the Appraised Value of the Mortgaged Property shall be equal to the value thereof as determined by an Appraisal.

      "Business Day": Any Day other than (i) a Saturday or Sunday or (ii) a day on which the Note Insurer or banking institutions in the State of Connecticut, the State of Maryland, the State of Delaware, the State of New York or the city in which the corporate trust office of the Indenture Trustee are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

      "Collection Account": As defined in the Indenture.

      "Combined Loan-to-Value Ratio": As of any date for any Mortgage Loan with respect to which the related Mortgaged Property is subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage, the fraction, expressed as a percentage, (a) the numerator of which is the sum of (1) the outstanding principal amount of the indebtedness secured by such subordinate lien, plus (2) the outstanding principal balance of the Mortgage Loan, and (b) the denominator of which is the Appraised Value of the related Mortgaged Property.

      "Computational Materials": Those materials (attached as Exhibits F-1 and F-2 hereto) delivered within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance

Corporation I, Kidder, Peabody & Co., Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association for which the filing of such material is a condition of the relief granted in such letters.

      "Custodial Agreement": The Custodial Agreement, dated as of March 1, 1998, among MLN, the Custodian and the Indenture Trustee.

      "Custodian": The custodian appointed pursuant to the Custodial Agreement, which shall initially be BankBoston.

      "Escrow Payment": An amount escrowed by a mortgagor consisting of amounts necessary to pay taxes, assessments, hazard and flood insurance premiums and other similar payments anticipated to be made with respect to the related Mortgage Loan, which is to be held in escrow by the servicer of such Mortgage Loan for future payment on behalf of the related mortgagor.

      "Exception Loan": A Mortgage Loan originated or re-underwritten generally pursuant to, but which does not fully comply with, the Seller's underwriting guidelines, but as to which variances from such guidelines have been specifically approved by the Seller's chief credit officer or chief underwriter after making a determination that mitigating factors in respect thereof justified such approval.

      "Initial Appraisal": With respect to any Mortgage Loan, the Appraisal made for the Mortgage Loan's originator in connection with its origination, which must be included in the related Mortgage File.

      "Loan-to-Value Ratio" or "LTV": With respect to any Mortgage Loan as of its date of origination, the ratio on such date borne by the outstanding principal amount of the Mortgage Loan to the Appraised Value of the related Mortgaged Property.

      "Monthly Payment": As defined in the Servicing Agreement.

      "Mortgage": With respect to a Mortgage Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing the related Mortgage Note which creates a valid and enforceable first (or in the case of junior mortgages, second) lien on or ownership interest in the related Mortgaged Property, subject only to Permitted Exceptions and the lien of any senior mortgagee if applicable.

      "Mortgage File": As to each Mortgage Loan, a file containing all of the related Mortgage Loan Documents..

      "Mortgage Loan": Any of the mortgage loans identified on the Mortgage Loan Schedule.

      "Mortgage Loan Documents": With respect to each Mortgage Loan, the following documents:

      (a) The original Mortgage Note bearing all intervening endorsements, endorsed in blank.

      (b) The original of the guarantee executed in connection with the Mortgage Note (if any ).

      (c) The original Mortgage with evidence of recording thereon, or a copy thereof together with an officer's certificate of MLN or of the title company, escrow company, or attorney that closed the related Mortgage Loan (the "Settlement Agent") certifying that such represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgage Property is located.

      (d) The originals of all assumption, modification, consolidation or extension agreements (if any) with evidence of recording thereon, or copies thereof together with an officer's certificate of MLN or the Settlement Agent certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

      (e) The originals of all intervening assignments of mortgage (if any) with evidence of recording thereon, or copies thereof together with an officer's certificate of MLN or the Settlement Agent certifying that such represent true and correct copies of the originals and that such originals have been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

      (f) The original attorney's opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable commitment to issue the same (which may have been marked-up by the title company or its authorized agent), or the preliminary title report for appropriate jurisdictions.

      (g) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage Loan.

      (h) The original power of attorney or other authorizing instrument (if any) with evidence of recording thereon, if the Mortgage Note or Mortgage or any other material document relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor (or a copy thereof together with an officer's certificate of MLN or the Settlement Agent certifying that such represent true and correct copies of the originals and that such originals have been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located).

      "Mortgage Note": With respect to a Mortgage Loan, note or other evidence of the indebtedness secured by the related Mortgage.

      "Mortgage Pool Error":  Shall mean an error in  information  regarding the
characteristics   of  the  Mortgage   Loans  provided  by  the  Company  to  the
Underwriters for the preparation of Computational Materials or ABS Term Sheets.

      "Mortgaged Property": With respect to a Mortgage Loan, the real property, together with the improvements thereon, subject to the lien of the related Mortgage.

      "Note Account": As defined in the Indenture.

      "Noteholder": As defined in the Indenture.

      "Note Insurer": As defined in the Indenture.

      "Offering Documents": Collectively, the Prospectus and the Prospectus Supplement, together with other information and documents specifically approved by MLN for distribution to prospective holders of the Notes.

      "Opinion of Counsel": A written opinion of counsel, which counsel is satisfactory to the Servicer, the Note Insurer and the Indenture Trustee. Whenever an Opinion of Counsel is required hereunder, the renderer of such Opinion may rely on other Opinions of Counsel. Any Opinion of Counsel relating to tax matters must be an opinion of independent counsel.

      "Permitted  Exceptions":  Any of the following encumbrances on a Mortgaged
Property: (1) the lien of current real property taxes and assessments not yet due and payable; (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan and referred to or otherwise considered in the appraisal made for the originator of such Mortgage Loan; and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of the Mortgaged Property.

      "Principal Balance": As defined in the Indenture.

      "Principal Prepayment": Any mortgagor payment or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds (as defined in the Indenture)) which, in the case of a mortgagor payment, is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of such payment, or that was accompanied by instructions from the related mortgagor directing the Servicer to apply such payment to the Principal Balance of such Mortgage Loan currently.

      "Purchase Price": As defined in the Indenture.

      "Qualified Replacement Mortgage Loan": As defined in the Indenture.

      "Recordation Trigger Event": The occurrence of any of the following: (i) the occurrence and continuation of an Event of Default under the Servicing Agreement, (ii) the request of the Note Insurer, if, in the reasonable judgment of the Note Insurer, recordation is required to preserve the Trust Estate (as defined in the Indenture), or (iii) with respect to a particular Mortgage Loan, the institution of foreclosure proceedings or the insolvency of the related Mortgagor.

      "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

      "Servicer": MLN, or any successor thereto, in its capacity as servicer under the Servicing Agreement.

      "Servicing Agreement": The Servicing Agreement, dated as of March 1, 1998, between MLN, as servicer of the Mortgage Loans, the Issuer and the Indenture Trustee.

                                   EXHIBIT D

                           SPECIAL POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that I, ______________________, authorized officer of Mortgage Lenders Network USA, Inc. (the "Seller"), do hereby constitute and appoint Norwest Bank Minnesota, National Association as the true and lawful attorney, for the Issuer, and in its name, place and stead, to record the assignments of mortgage with respect to the Mortgage Loans transferred to the Norwest Bank Minnesota, National Association as indenture trustee (the "Indenture Trustee"), under that Indenture dated as of March 1, 1998 between Mortgage Lenders Network Home Equity Loan Trust 1998-1 (the "Issuer") and the Indenture Trustee, but only under the circumstances in which such recording is required under the Sale Agreement dated as of March 1, 1998 between the Seller and Prudential Securities Secured Financing Corporation, and to do and perform all other things and acts relating to such assignments of mortgage as may be necessary to effectuate the transfer of such Mortgage Loans to the Indenture Trustee, including the execution and delivery of new assignments of mortgage where necessary to comply with applicable real estate recording laws at the time of recordation.

      This power of attorney is irrevocable and is coupled with an interest in the Mortgage Loans, and it may at all times be relied upon by any person, firm or corporation dealing with the attorney named herein as remaining in full force and effect, and such person, firm or corporation shall have no liability to the Issuer with respect thereto.

      WITNESS the following signature this 13th day of March, 1998

                                     MORTGAGE LENDERS NETWORK USA, INC.

                                     By: _______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT E

                         BLANKET ASSIGNMENT OF THE NOTES

      The undersigned, _____________________, an authorized officer of Mortgage Lenders Network USA, Inc. (the "Seller"), hereby assigns and conveys all right, title and interest in the Notes listed on Schedule I to the Indenture, dated as of March 1, 1998, between Mortgage Lenders Network Home Equity Loan Trust, Series 1998 (the "Issuer") and Norwest Bank Minnesota, National Association as indenture trustee (the "Indenture Trustee") (except for the undersigned's right, title and interest in and to principal received prior to and on after the Cut-off Date) to the as Indenture Trustee for the Issuer pursuant to the Mortgage Loan Sale Agreement, dated as of March 1, 1998 (the "Sale Agreement"), between the Seller and Prudential Securities Secured Financing Corporation, to have and to hold the same unto the successors, legal representatives and assigns of the assignee forever.

      Capitalized terms not defined herein shall have their respective meanings as set forth in the Sale Agreement.

      IN WITNESS WHEREOF, the undersigned has duly executed this assignment this 13th day of March, 1998.

                                     MORTGAGE LENDERS NETWORK USA, INC.

                                     By: _______________________________________
                                          Name:
                                          Title:


                                      E-1